UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 12, 2013

Exact Name of Registrant as Specified in Its Charter:	CalAmp Corp.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue, Oxnard, CA 93030

Registrant's Telephone Number, Including Area Code:	(805) 987-9000

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 12, 2013, the Company entered into employment agreement amendments (the “Amendments”) with each of Michael Burdiek, the Company’s President and Chief Executive Officer, Garo Sarkissian, the Company’s Senior Vice President of Corporate Development, and Richard Vitelle, the Company’s Executive Vice President, Chief Financial Officer and Secretary. These Amendments principally modified the employment agreement provisions concerning renewal, severance and change of control termination benefits.

     Pursuant to the Amendments, beginning with the scheduled expiration of each employment agreement on May 30, 2014, and in connection with any subsequent expiration date under such employment agreement, the Company and respective executive will review the employment agreement and, if mutually agreed, extend the term for a period of at least two years. Previously, the employment agreements were subject to automatic one-year renewals. Additionally, in connection with a termination without “cause” or for “good reason” (each as defined in the employment agreements), Messrs. Burdiek and Vitelle will be entitled to severance equal to six months of base salary, twelve months of benefit continuation, and six months of continued equity vesting and option exercisability, and Mr. Sarkissian will be entitled to severance equal to three months of base salary, six months of benefits continuation, and three months of continued equity vesting and option exercisability. In connection with a termination without “cause” or for “good reason” occurring three months prior to or within twelve months following a “change in control” (as defined in the employment agreements), Messrs. Burdiek and Vitelle will be entitled to severance equal to eighteen months of base salary, a pro-rata target bonus, eighteen months of benefit continuation, acceleration of 75% of the executive’s outstanding equity awards, and twelve months of option exercisability, and Mr. Sarkissian will be entitled to severance equal to twelve months of base salary, a pro-rata target bonus, twelve months of benefits continuation, acceleration of 50% of the executive’s outstanding equity awards, and six months of option exercisability.

     The foregoing description of the terms of the Amendments is qualified in its entirety by reference to the actual terms of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.	The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	First Amendment dated June 12, 2013 to Employment Agreement between the Company and Michael Burdiek effective June 1, 2011.

10.2	Second Amendment dated June 12, 2013 to Employment Agreement between the Company and Garo Sarkissian dated July 2, 2007.

10.3	Second Amendment dated June 12, 2013 to Employment Agreement between the Company and Richard Vitelle dated May 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

June 14, 2013	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Executive Vice President and CFO
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment dated June 12, 2013 to Employment Agreement between the Company and Michael Burdiek effective June 1, 2011.

10.2	Second Amendment dated June 12, 2013 to Employment Agreement between the Company and Garo Sarkissian dated July 2, 2007.

10.3	Second Amendment dated June 12, 2013 to Employment Agreement between the Company and Richard Vitelle dated May 31, 2002.